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                                                                    Exhibit 25.1
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           ------------------------

                                   FORM T-1

                           ------------------------


                  STATEMENT OF ELIGIBILITY AND QUALIFICATION
              UNDER THE TRUST INDENTURE ACT FOR 1939, AS AMENDED,
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE
  Check if an application to determine eligibility of a trustee pursuant to
                           Section 305(b) (2)
                                              -----

                           ------------------------

                     FIRST UNION NATIONAL BANK OF VIRGINIA

              (Exact name of Trustee as specified in its charter)


213 SOUTH JEFFERSON STREET
ROANOKE, VIRGINIA                        24011               54-
0211320
(Address of principal                                      (I.R.S. Employer
executive office)                      (Zip Code)         Identification No.)


                       Dante M. Monakil, (804) 788-9659
                 901 E. Cary Street, Richmond, Virginia 23219

                           ------------------------

                              TULTEX CORPORATION
              (Exact name of obligor as specified in its charter)


Virginia                                              54-0367896
(State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)


101 Commonwealth Boulevard
Martinsville, VA                                        24112
(Address of principal executive offices)              (Zip Code)

                           ------------------------

                TULTEX CORPORATION 9 5/8% SENIOR NOTES DUE 2007
                      (Title of the indenture securities)

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1.       General information.

         (a) The following are the names and addresses of each examining or supervising authority to which the Trustee is subject:

                  The Comptroller of the Currency, Washington, D.C. Federal Reserve Bank of Richmond, Richmond, Virginia. Federal Deposit Insurance Corporation, Washington, D.C. Securities and Exchange Commission, Division of Market Regulation, Washington, D.C.

         (b)      The Trustee is authorized to exercise corporate trust powers.

2.       Affiliations with obligor.

                  The obligor is not an affiliate of the Trustee.

3.       Voting Securities of the Trustee.

                  Not applicable
                  (See answer to Item 13)

4.       Trusteeships under other indentures.

                  Not applicable
                  (See answer to Item 13)

5. Interlocking directorates and similar relationships with the obligor or underwriters.

                  Not applicable
                  (See answer to Item 13)

6.       Voting securities of the Trustee owned by the obligor or its officials.

                  Not applicable
                  (See answer to Item 13)

7. Voting securities of the Trustee owned by underwriters or their officials.

                  Not applicable
                  (See answer to Item 13)

8.       Securities of the obligor owned or held by the Trustee.

                  Not applicable
                  (See answer to Item 13)

9.       Securities of underwriters owned or held by the Trustee.

                  Not applicable
                  (See answer to Item 13)

10. Ownership or holdings by the Trustee of voting securities of certain affiliates or security holders of the obligor.

                  Not applicable
                  (See answer to Item 13)

11. Ownership of holders by the Trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

                  Not applicable
                  (See answer to Item 13)

12.      Indebtedness of the obligor to the Trustee.

         .        Not applicable
                  (See answer to Item 13)


13.      Defaults by the obligor.

                  A. None
                  B. None

14.      Affiliations with the underwriters.

                  Not applicable
                  (See answer to Item 13)

15.      Foreign trustee.

                  Trustee is a national banking association organized under the laws of the United States.

16.      List of Exhibits.

         (1) Articles of Incorporation. (Incorporated by reference from Exhibit 25 to Registration 33-57401, filed January 25, 1995.)

         (2) Certificate of Authority of the Trustee to conduct business. (Incorporated by reference from Exhibit 25 to Registration 33-57401, filed January 25, 1995.)

         (3) Certificate of Authority of the Trustee to exercise corporate trust powers. (Incorporated by reference from Exhibit 25 to Registration 33-57401, filed January 25, 1995.)

         (4) By-Laws. (Incorporated by reference from Exhibit 25 to Registration 33-57401, filed January 25, 1995.)

         (5)  Inapplicable.

         (6) Consent by the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Included at Page 4 of this Form T-1 Statement.

         (7)  Report of condition of Trustee.

         (8)  Inapplicable.

         (9)  Inapplicable.

                                       3
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                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, FIRST UNION NATIONAL BANK OF VIRGINIA, a national association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Richmond, and Commonwealth of Virginia on the 6th day of June, 1997.


                                      FIRST UNION NATIONAL BANK OF VIRGINIA
                                      (Trustee)



                                      BY:
                                         --------------------------------------
                                               Dante M. Monakil, Vice President





                                                                 EXHIBIT T-1 (6)

                              CONSENTS OF TRUSTEE

              Under section 321(b) of the Trust Indenture Act of 1939 and in connection with the proposed issuance by Tultex Corporation., of its 9 5/8% Senior Notes Due 2007, First Union National Bank of Virginia, as the Trustee herein named, hereby consents that reports of examinations of said Trustee by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.


                                      FIRST UNION NATIONAL BANK OF VIRGINIA



                                      BY:
                                         --------------------------------------
                                             John M. Turner, Vice President and
                                                              Managing Director



Dated: June 6, 1997

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